UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 27, 2024

PLANET 13 HOLDINGS INC.
(Exact name of registrant as specified in its charter)

Nevada	000-56374	83-2787199
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2548 West Desert Inn Road, Suite 100 Las Vegas, Nevada	89109
(Address of principal executive offices)	(Zip Code)

(702) 815-1313
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.424)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02. Results of Operations and Financial Condition.

On February 27, 2024, Planet 13 Holdings Inc. (the “Company”) announced via press release its unaudited, preliminary financial results for the fourth quarter and full year ended December 31, 2023. A copy of the press release is filed as Exhibit 99.1 hereto and incorporated into this Item 2.02 by reference.

The information set forth in Item 2.02 of this Current Report on Form 8-K (“Current Report”), including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section. The information set forth in Item 2.02 of this Current Report, including Exhibit 99.1 attached hereto, shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any incorporation by reference language in any such filing.

Item 8.01. Other Events

As disclosed above, on February 27, 2024, the Company issued a press release announcing its unaudited, preliminary financial results for the fourth quarter and full year ended December 31, 2023.

Preliminary Unaudited Financial Highlights - Q4 2023

(Figures in millions	For the Three Months Ended			For the Full Year Ended
and % change based	December 31,	December 31,		December 31,	December 31,
on these figures)	2023	2022	change	2023	2022	change
Total Revenue	$23.0	$24.8	-7.5%	$98.5	$104.6	-5.8%
Gross Profit	$11.0	$10.7	2.8%	$44.8	$48.0	-6.6%
Gross Profit %	47.8%	43.0%	11.2%	46%	46%	-0.8%
Operating Expenses	$18.1	$45.9	-60.5%	$94.8	$80.9	17.1%
Operating Expenses %	79%	185%		96%	77%	24.3%
Net Loss Before Provision for Income Taxes	$(10.3)	$(37.7)	nmf	$(62.1)	$(50.8)	22.2%
Net Loss	$(14.3)	$(38.6)	nmf	$(73.6)	$(59.5)	23.6%
Adjusted EBITDA	$1.3	$(0.6)	nmf	$1.9	$(7.5)	nmf
Adjusted EBITDA Margin %	5.6%	-3.2%		1.9%	(7.2)%

(Figures in millions)	As of December 31, 2023
Cash	$11.9
Restricted cash	$5.5
Total cash	$17.4
Total Assets	$151.7

Total debt	$0.9
Total Liabilities (includes Debt, Accounts Payable and Accrued Expenses, Income Tax Payable and ROU Lease Liabilities)	$44.1

Non-GAAP Financial Measures

There are financial measures included in this press release that are not in accordance with GAAP and therefore may not be comparable to similarly titled measures and metrics presented by other publicly traded companies. These non-GAAP financial measures should be considered as supplemental to, and not a substitute for, our reported financial results prepared in accordance with GAAP. The Company includes EBITDA and Adjusted EBITDA because it believes certain investors use these measures and metrics as a means of assessing financial performance. EBITDA is calculated as net income (loss) before interest, taxes, depreciation and amortization and Adjusted EBITDA is calculated as EBITDA before share-based compensation, the change in fair value of warrants and one-time non-recurring expenses.

The following table presents a reconciliation of net income (loss) to Adjusted EBITDA for each of the periods presented:

Reconciliation of Non-GAAP Adjusted EBITDA
(Figures in millions	For the Three Months Ended			For the Full Year Ended
and % change based	December 31,	December 31,		December 31,	December 31,
on these figures)	2023	2022	change	2023	2022	change

Net Loss	$(14.3)	$(38.6)	nmf	$(73.6)	$(59.5)	23.6%
Add impact of:
Interest expense	$(0.1)	$0.3	-143.6%	$(0.2)	$(0.2)	3.3%
Provision for income taxes	$4.0	$0.9	341.4%	$11.5	$8.8	31.8%
Depreciation and amortization	$2.0	$2.4	-17.0%	$8.2	$8.3	-1.9%
Depreciation included in cost of goods sold	$1.0	$1.1	-11.9%	$3.3	$1.9	71.3%
EBITDA	$(7.5)	$(34.0)	nmf	$(50.8)	$(40.7)	nmf
Impairment of goodwill and other intangibles	$7.2	$32.8	-78.1%	$46.8	$32.8	42.8%
Gain on sale-leaseback	$-	$(0.5)	nmf	$-	$(0.5)	nmf
Change in fair value of warrants	$-	$(0.4)	nmf	$(0.0)	$(7.2)	nmf
Professional fees expensed related to M&A activities	$0.2	$0.2	-7.6%	$2.6	$0.7	296.8%
Professional fees expensed related to SEC Domestic Issuer Form 10 filing and U.S Domestication from British Columbia to Nevada	$-	$-	0.0%	$0.3	$-	0.0%
Share-based compensation and related premiums	$1.3	$1.3	1.7%	$3.0	$7.5	-60.0%
Adjusted EBITDA	$1.3	$(0.6)	nmf	$1.9	$(7.5)	nmf

These preliminary, unaudited selected financial results and disclosures contained in this press release are preliminary, based on information available to management as of the date of this press release, remain subject to the completion of normal quarter and year end accounting procedures and adjustments, and are subject to change. Planet 13’s independent registered public accounting firm has not completed its review and audit of the results for the quarter and year ended December 31, 2023.  Planet 13 undertakes no obligation to update the information in this press release in the event facts or circumstances change after the date of this press release. Planet 13 plans to release its complete financial results for the fourth quarter and full year 2023 on March 13, 2024.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release dated February 27, 2024.
104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Planet 13 Holdings Inc.

Date: February 27, 2024	By:	/s/ Robert Groesbeck
	Name	Robert Groesbeck
	Its:	Co-Chief Executive Officer

Date: February 27, 2024	By:	/s/ Larry Scheffler
	Name:	Larry Scheffler
	Its:	Co-Chief Executive Officer

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